EXHIBIT 10.1

COMMUNICATIONS CORPORATION

AMENDED 1998 STOCK OPTION PLAN

SECTION 1.         PURPOSE

The purpose of the CenterSpan Communications Corporation Amended 1998 Stock Option Plan (the “Plan”) is to enhance the long-term shareholder value of CenterSpan Communications Corporation, an Oregon corporation (the “Company”), by offering opportunities to employees (and persons offered employment), directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2.         DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1          Board

“Board” means the Board of Directors of the Company.

2.2          Cause

“Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.3          Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.4          Common Stock

“Common Stock” means the common stock of the Company.

2.5          Corporate Transaction

“Corporate Transaction” means any of the following events:

(a)         Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;

(b)         Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as the term “subsidiary corporation” is defined in Section 8.3) of the Company; or

(c)         Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

2.6          Disability

“Disability” means “disability” as that term is defined for purposes of Section 22(e)(3) of the Code.

2.7          Early Retirement

“Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.8          Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.9          Fair Market Value

The “Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing per share sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing per share sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day.  If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

2.10        Good Reason

“Good Reason” means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Optionee:

(a)          a change in the Optionee’s status, title, position or responsibilities (including reporting responsibilities) that, in the Optionee’s reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Optionee of any duties or responsibilities that, in the Optionee’s reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Optionee from or failure to reappoint or reelect the Optionee to any of such positions, except in connection with the termination of the Optionee’s employment for Cause, for Disability or as a result of his or her death, or by the Optionee other than for Good Reason;

(b)          a reduction in the Optionee’s annual base salary;

(c)          the Successor Corporation’s requiring the Optionee (without the Optionee’s consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation’s business that is not materially greater than such travel requirements prior to the Corporate Transaction;

(d)          the Successor Corporation’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Optionee was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Optionee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

(e)          any material breach by the Successor Corporation of its obligations to the Optionee under the Plan or any substantially equivalent plan of the Successor Corporation; or

(f)           any purported termination of the Optionee’s employment or services for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

2.11        Grant Date

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Option is to be granted.

2.12        Incentive Stock Option

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.13        Nonqualified Stock Option

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.14        Option

“Option” means the right to purchase Common Stock granted under Section 7.

2.15        Optionee

“Optionee” means (i) the person to whom an Option is granted; (ii) for an Optionee who has died, the personal representative of the Optionee’s estate, the person(s) to whom the Optionee’s rights under the Option have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 9; or (iii) person(s) to whom an Option has been transferred in accordance with Section 9.

2.16        Plan Administrator

“Plan Administrator” means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.17        Retirement

“Retirement” means retirement as of the individual’s normal retirement date as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.18        Securities Act

“Securities Act” means the Securities Act of 1933, as amended.

2.19        Subsidiary

“Subsidiary,” except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.20        Successor Corporation

“Successor Corporation” has the meaning set forth under Section 10.2.

SECTION 3.         ADMINISTRATION

3.1          Plan Administrator

The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board.  If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) ”outside directors” as contemplated by Section 162(m) of the Code and (b) ”nonemployee directors” as contemplated by Rule 16b–3 under the Exchange Act.  The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2          Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the type of Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option.  The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration.  The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.  The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

SECTION 4.         STOCK SUBJECT TO THE PLAN

4.1          Authorized Number of Shares

(a)           Subject to the following provisions of this subsection 4.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 2,500,000 shares of Common Stock; (ii) any shares of Common Stock available for future awards under the 1994 Stock Option Plan (the “1994 Plan”) or the Directors’ Non-Qualified Stock Option Plan (the “Directors’ Plan”) as of the Effective Date (as defined in Section 14); and (iii) any shares of Common Stock that are represented by awards granted under the 1994 Plan or the Directors’ Plan, which are forfeited, expire or are canceled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company.

(b)           If the Exercise Price of any stock option granted under the Plan or the 1994 Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(c)           Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Subsidiary acquiring another entity (or an interest in another entity).

(d)           Shares issued under the Plan shall be drawn from authorized and unissued shares or shares.

4.2          Limitations

Subject to adjustment from time to time as provided in Section 10.1, not more than 200,000 shares of Common Stock may be made subject to Options under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 250,000 shares to newly hired individuals or newly promoted individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3          Reuse of Shares

Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5.         ELIGIBILITY

Options may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects.  Options may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

SECTION 6.         AWARDS

6.1          Form and Grant of Options

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of awards to be made under the Plan.  Such awards may consist of Incentive Stock Options and/or Nonqualified Stock Options.  Options may be granted singly or in combination.

6.2          Acquired Company Option Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Option is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”).  In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Optionees.

SECTION 7.         TERMS AND CONDITIONS OF OPTIONS

7.1          Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2          Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

7.3          Term of Options

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4          Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Optionee’s Continuous Employment or Service With the Company or Its Subsidiaries From the Grant Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5.  The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5          Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased.  Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms:  (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.  In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by such other consideration as the Plan Administrator may permit.

7.6          Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Optionee ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Optionee’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Optionee at the date of such termination, only (a) within one year if the termination of the Optionee’s employment or services is coincident with Retirement, Early Retirement at the Company’s request or Disability or (b) within three months after the date the Optionee ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Optionee’s employment or services is for any reason other than Retirement, Early Retirement at the Company’s request or Disability, but in no event later than the remaining term of the Option.  Any Option exercisable at the time of the Optionee’s death may be exercised, to the extent of the number of shares purchasable by the Optionee at the date of the Optionee’s death, by the personal representative of the Optionee’s estate, the person(s) to whom the Optionee’s rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 9 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option.  Any portion of an Option that is not exercisable on the date of termination of the Optionee’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise.  In case of termination of the Optionee’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Optionee of such termination, unless the Plan Administrator determines otherwise.  If a Optionee’s employment or services with the Company are suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee’s rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services.  The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.         INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1          Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.  In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2          10% Shareholders

If an individual owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years.  The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3          Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.  For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4          Term

The term of an Incentive Stock Option shall not exceed 10 years.

8.5          Exercisability

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination.  Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee’s reemployment rights are guaranteed by statute or contract.  For purposes of this Section 8.5, “total disability” shall mean a mental or physical impairment of the Optionee that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity.  Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

SECTION 9.         ASSIGNABILITY

No Option granted under the Plan may be assigned, pledged or transferred by the Optionee other than by will or by the applicable laws of descent and distribution, and, during the Optionee’s lifetime, such Option may be exercised only by the Optionee or a permitted assignee or transferee of the Optionee (as provided below).  Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit an Optionee to designate a beneficiary who may exercise the Option after the Optionee’s death; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.

SECTION 10.       ADJUSTMENTS

10.1        Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin–off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Options to any individual as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities, without any change in the aggregate price to be paid therefor.  The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.  Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 10.1 but shall be governed by Section 10.2.

10.2        Corporate Transaction

(a)       Except as otherwise provided in the instrument that evidences the Option, in the event of any Corporate Transaction, each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable.

(b)       Such Option shall not so accelerate, however, if and to the extent that such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation.  The determination of Option comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding.  Any such Options granted to an “executive officer” (as that term is defined for purposes of Section 16 of the Exchange Act) of the Company that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Optionee’s employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Optionee voluntarily without Good Reason.

(c)       All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

(d)       The acceleration will not occur if, in the opinion of the Company’s outside accountants, it would render unavailable “pooling of interest” accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment.

10.3        Further Adjustment of Options

Subject to Section 10.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Options.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Optionees, to certain categories of Optionees or only to individual Optionees.  The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

10.4        Limitations

The grant of  Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 11.       WITHHOLDING

The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Option.  Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation.  The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes.  The Company may also deduct from any Option any other amounts due from the Optionee to the Company or a Subsidiary.

SECTION 12.       AMENDMENT AND TERMINATION OF PLAN

12.1        Amendment of Plan

The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

12.2        Termination of Plan

The Board may suspend or terminate the Plan at any time.  The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan’s adoption by the Board and approval by the shareholders.

12.3        Consent of Optionee

The amendment or termination of the Plan shall not, without the consent of the Optionee, impair or diminish any rights or obligations under any Option theretofore granted under the Plan.

Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Optionee, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 13.       GENERAL

13.1        Option Agreements

Options granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

13.2        Continued Employment or Services; Rights in Options

None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of any person.

13.3        Registration

The Company shall be under no obligation to any Optionee to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.  The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

13.4        No Rights as a Shareholder

No Option shall entitle the Optionee to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

13.5        Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Optionees who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Optionees.  Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

13.6        No Trust or Fund

The Plan is intended to constitute an “unfunded” plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

13.7        Severability

If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

SECTION 14.       EFFECTIVE DATE

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

Adopted by the Board on January 23, 1998 and approved by the Company’s shareholders on May 21, 1998.

CENTERSPAN COMMUNICATIONS CORPORATION
PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

Date of Adoption/ Amendment/ Adjustment	Section	Effect of Amendment	Date of Shareholder Approval
02/11/00	4.1(a) Authorized Number of Shares	Authorized Number of Shares increased from 1,000,000 shares to 1,500,000 shares	05/16/00

	4.2 Limitations	Limit on grants that may be made to any individual increased from 50,000 to 100,000 shares; limit on additional one-time grants to newly hired individuals increased from 100,000 to 150,000 shares

01/5/01	4.1(a) Authorized Number of Shares	Authorized Number of Shares increased by 1,000,000 to 2,500,000 shares	02/22/01

	4.2 Limitations	Limit on grants that may be made to any individual increased from 100,000 to 200,000 shares; limit on additional one-time grants to newly hired individuals increased from 150,000 to 250,000 shares

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